EX-99.23(h)(21)

AMENDMENT

TO

ADMINISTRATION AGREEMENT

BETWEEN

JNL VARIABLE FUND LLC

AND

JACKSON NATIONAL ASSET MANAGEMENT, LLC

This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company (“Administrator”), and JNL VARIABLE FUND LLC, a Delaware limited liability company (“JNL Variable Fund”).

WHEREAS, the Administrator and the JNL Variable Fund entered into an Administration Agreement dated as of December 15, 2004 (“Agreement”), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Variable Fund LLC (each a “Fund”);

WHEREAS, a new fund has been added.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2006, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2006, attached hereto.

IN WITNESS WHEREOF, the Administrator and the JNL Variable Fund have caused this Amendment to be executed as of this 1st day of May, 2006.

JACKSON NATIONAL ASSET MANAGEMENT, LLC	JNL VARIABLE FUND LLC

By:	By:
Name: Mark D. Nerud	Name: _Robert A. Fritts _______
Title: Chief Financial Officer	Title: _ President ___________

SCHEDULE A

Dated May 1, 2006

JNL/Mellon Capital Management DowSM 10 Fund
JNL/Mellon Capital Management S&P® 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Nasdaq® 15 Fund
JNL/Mellon Capital Management Value Line® 25 Fund
JNL/Mellon Capital Management DowSM Dividend Fund
JNL/Mellon Capital Management S&P® 24 Fund
JNL/Mellon Capital Management VIP Fund
JNL/Mellon Capital Management JNL 5 Fund
JNL/Mellon Capital Management JNL Optimized 5 Fund
JNL/Mellon Capital Management Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund
JNL/Mellon Capital Management Oil & Gas Sector Fund
JNL/Mellon Capital Management Financial Sector Fund
JNL/Mellon Capital Management Healthcare Sector Fund
JNL/Mellon Capital Management Technology Sector Fund

SCHEDULE B

Dated May 1, 2006

Funds	Fee

JNL/Mellon Capital Management DowSM 10 Fund	.15%
JNL/Mellon Capital Management S&P® 10 Fund	.15%
JNL/Mellon Capital Management Global 15 Fund	.20%
JNL/Mellon Capital Management 25 Fund	.15%
JNL/Mellon Capital Management Select Small-Cap Fund	.15%
JNL/Mellon Capital Management Nasdaq® 15 Fund	.15%
JNL/Mellon Capital Management DowSM Dividend Fund	.15%
JNL/Mellon Capital Management Value Line® 25 Fund	.15%
JNL/Mellon Capital Management S&P® 24 Fund	.15%
JNL/Mellon Capital Management VIP Fund	.15%
JNL/Mellon Capital Management JNL 5 Fund	.15%
JNL/Mellon Capital Management JNL Optimized 5 Fund	.15%
JNL/Mellon Capital Management Communications Sector Fund	.15%
JNL/Mellon Capital Management Consumer Brands Sector Fund	.15%
JNL/Mellon Capital Management Oil & Gas Sector Fund	.15%
JNL/Mellon Capital Management Financial Sector Fund	.15%
JNL/Mellon Capital Management Healthcare Sector Fund	.15%
JNL/Mellon Capital Management Technology Sector Fund	.15%